Exhibit 99.1
AdCare Health Systems Reports Fourth Quarter and Full-Year 2014 Results
Substantial Progress in Transitioning to a Facilities Holding Company;
Accepts Subscriptions for $8.5 Million Convertible Note Offering;
Full-Year 2014 Adjusted EBITDAR increases 27% to $19.5 Million

ATLANTA, GA, March 31, 2015-AdCare Health Systems, Inc. (NYSE MKT: ADK), (NYSE MKT: ADK.PRA) a recognized provider of senior living and healthcare facility management, today reported results for the fourth quarter and year ended December 31, 2014. The company also provided an update on its transition to a healthcare facilities holding and leasing company.

Business and Financial Highlights

•	As of April 1, 2015, the company will have entered into agreements to lease, sublease, or manage 35 of its 40 healthcare facilities. With respect to these 35 healthcare facilities:

◦	Seventeen facilities have transferred operations to third party operators or are under a management contract, which will continue indefinitely.

◦	The company expects to complete transfer of operations on the ten Arkansas facilities during the second quarter of 2015, pending licensure.

◦	The company expects to complete transfer of operations on the one remaining North Carolina facility during the second quarter of 2015, pending licensure.

◦
The remaining seven healthcare facilities are expected to transition to third party operators during the second quarter of 2015, when financing approval is obtained from the U.S. Department of Housing and Urban Development.

The remaining five facilities are pending final disposition.

•
On March 31, 2015, the company accepted subscriptions for a private placement of $8.5 million aggregate principal amount of 10% convertible subordinated notes and issued $1.7 million in principal amount of such notes (and intends on issuing the remaining accepted principal amount of such notes on or before April 30, 2015, subject to receipt of payment). The convertible subordinated notes mature on April 30, 2017 with interest payable on a quarterly basis at an annual rate of 10% and are convertible at $4.25 per share of common stock. The net proceeds from the offering will be used primarily for repayment of the company’s $6.5 million Subordinated Convertible Notes which mature on April 30, 2015. Institutional Securities Corporation served as Placement Agent for the Offering and Doucet Asset Management served as the selected dealer.

“Our team has worked diligently and rapidly to execute the strategic vision and set the company on a direct path to creating and returning value to our shareholders,” commented Bill McBride, AdCare’s Chairman and Chief Executive Officer. “We are a different company than we were just a few months ago, with the overwhelming majority of our previously owned and operated facilities having been leased or subleased. We believe the change in business model puts the company on more solid footing and reduces the earnings and cash flow volatility risk. There are additional approvals from landlords, lenders and regulatory agencies to be obtained on a small subset of the leases, but by and large, our transition is complete and we are now focused on the task of obtaining the approvals and growing our portfolio and unlocking shareholder value.”

Summary of Financial Results for the Fourth Quarter and Twelve Months Ended December 31, 2014
Tables reporting the full financial results, reflecting the legacy business model, are included in this press release and were also reported in the company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on March 31, 2015.

Revenues in the fourth quarter of 2014 were $48.7 million, up 4.1% from $46.8 million in the fourth quarter of 2013. Revenues for the twelve months ended December 31, 2014 increased by 4.0% to $193.3 million from $185.8 million in 2013.

Adjusted EBITDAR from continuing operations in the fourth quarter of 2014 totaled $4.5 million compared with $4.6 million in the fourth quarter of 2013. Adjusted EBITDAR from continuing operations for the full year 2014 totaled $19.5 million compared to $15.3 million for the full year 2013 (see “Use of Non-GAAP Financial Information” below for the definition of Adjusted EBITDAR from continuing operations, a non-GAAP financial measure, as well as an important discussion about the use of this measure and its reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).

The net loss attributable to AdCare common shareholders in the fourth quarter of 2014 totaled $5.9 million, or $0.33 per basic and diluted share, compared with a net loss of $3.7 million, or $0.21 per basic and diluted share, in the fourth quarter of 2013. For the twelve months ended December 31, 2014, the net loss attributable to AdCare common stockholders was $16.2 million, or $0.90 per basic and diluted share, compared with a net loss of $14.1 million, or $0.94 per basic and diluted share, in the year ago period. Several non-recurring and non-operational expenses impacted the net loss for all periods.

Cash and cash equivalents at December 31, 2014 totaled $10.7 million, as compared with $19.4 million at December 31, 2013. Restricted cash and investments at December 31, 2014 totaled $8.8 million, as compared with $15.4 million at December 31, 2013. Total debt outstanding at December 31, 2014 totaled $151.4 million (which includes $5.2 million in liabilities of disposal group held for sale and $6.0 million in liabilities of variable interest entity held for sale), as compared with $160.3 million at December 31, 2013 (which includes $6.0 million in liabilities of variable interest entity held for sale).

In connection with the appointment of Allan J. Rimland as AdCare's President and Chief Financial Officer, Mr. Rimland will receive on April 1, 2015, a ten-year warrant to purchase 275,000 shares of AdCare's common stock with an exercise price of $4.25 per share. One-third of the shares underlying the warrant will vest on each of April 1, 2016, April 1, 2017 and April 1, 2018, with the vesting of the warrant accelerating upon termination of Mr. Rimland's employment (other than a termination by AdCare for cause or by Mr. Rimland without good reason). The warrant was approved by the Compensation Committee of the Board of Directors, as well as the entire Board, and was issued to Mr. Rimland, pursuant to Section 711(a) of the NYSE MKT Company Guide, as a material inducement to Mr. Rimland entering into employment with AdCare.

Conference Call and Webcast
AdCare will hold a conference call to discuss its fourth quarter and full-year 2014 financial results on Tuesday, March 31, 2015 at 4:30 p.m. ET.
Date and time: Tuesday, March 31, 2015 at 4:30 p.m. ET
Dial-in number: 1-888-397-5352 (domestic) or 1-719-325-2495(international)
Replay number: Dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international). Please use passcode 9566131 to access the replay. The replay will be available until April 7, 2015.
Webcast link: www.adcarehealth.com or http://public.viavid.com/index.php?id=113662

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. The company currently owns or leases 40 facilities, primarily in the Southeast. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, among other things, statements regarding the strategic plan to transition the company to a healthcare facilities holding and leasing company. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.

References to the consolidated company and its assets and activities, as well as the use of terms such as “we,” “us,” “our,” and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The company defines: (i) “Adjusted EBITDA from continuing operations” as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, and other non-routine adjustments; and (ii) “Adjusted EBITDAR from continuing operations” as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, rent, and other non-routine adjustments.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, and certain acquisition related charges and other non-routine adjustments.

The company believes these measures are useful to investors in evaluating the company’s performance, results of operations and financial position for the following reasons:

•	They are helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•
They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	They provide data that assists management to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of these measures provides a meaningful and consistent comparison of the company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company’s day-to-day operations.

Company Contact	Investor Relations
Bill McBride	Brett Mass
Chairman of the Board and CEO	Managing Partner
AdCare Health Systems, Inc.	Hayden IR
Tel (404)781-2884	Tel (646) 536-7331
bill.mcbride@adcarehealth.com	brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$ 10,735	$ 19,374
Restricted cash and investments	3,321	3,801
Accounts receivable, net of allowance of $6,708 and $4,989	24,294	23,598
Prepaid expenses and other	1,766	483
Deferred tax asset	569	0
Assets of disposal group held for sale	5,813	400
Assets of disposal group held for use	0	5,135
Assets of variable interest entity held for sale	5,924	5,945
Total current assets	52,422	58,736

Restricted cash and investments	5,456	11,606
Property and equipment, net	135,585	138,233
Intangible assets—bed licenses	2,471	2,471
Intangible assets—lease rights, net	4,087	4,889
Goodwill	4,224	4,224
Lease deposits	1,683	1,715
Deferred loan costs, net	3,464	4,542
Other assets	569	12
Total assets	$ 209,961	$226,428
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 2,537	$ 12,027
Current portion of convertible debt, net of discounts	14,000	11,389
Revolving credit facilities and lines of credit	5,576	2,738
Accounts payable	16,434	23,783
Accrued expenses	15,653	13,264
Liabilities of disposal group held for sale	5,197	0
Liabilities of variable interest entity held for sale	5,956	6,034
Total current liabilities	65,353	69,235
Notes payable and other debt, net of current portion:
Senior debt, net of discounts	110,023	107,858
Bonds, net of discounts	7,011	6,996
Convertible debt	0	7,500
Revolving credit facilities	1,059	5,765
Other debt	0	0
Other liabilities	2,129	1,589
Deferred tax liability	605	191
Total liabilities	186,180	199,134
Commitments and contingencies (Note 16)
Preferred stock, no par value; 5,000 and 5,000 shares authorized; 950 and 950 shares issued and outstanding, redemption amount $23,750 and $23,750 at December 31, 2014 and 2013, respectively	20,392	20,442
Stockholders' equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,151 and 16,016 shares issued and outstanding at December 31, 2014 and 2013, respectively	61,896	48,370
Accumulated deficit	(56,067)	(39,884)
Total stockholders' equity	5,829	8,486
Noncontrolling interest in subsidiaries	(2,440)	(1,634)
Total equity	3,389	6,852
Total liabilities and equity	$ 209,961	$226,428

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
(Amounts in 000's)	2014	2013	2014	2013
Revenues:
Patient care revenues	$ 47,505	$ 45,673	$ 189,989	$ 182,777
Management revenues	354	568	1,493	2,097
Rental revenues	852	583	1,832	876
Total Revenues	48,711	46,824	193,314	185,750
Expenses:
Cost of services (exclusive of facility rent,
depreciation and amortization)	41,125	37,709	159,434	152,577
General and administrative expenses	3,224	5,016	15,541	19,032
Audit committee investigation expense	0	102	0	2,386
Facility rent expense	2,223	1,956	7,080	6,314
Depreciation and amortization	2,266	2,337	7,300	6,918
Salary retirement and continuation costs	(135)	0	2,636	154
Total expenses	48,703	47,120	191,991	187,381
Income (Loss) from Operations	8	(296)	1,323	(1,631)

Other Income (Expense):
Interest expense, net	(3,485)	(3,523)	(10,780)	(12,351)
Acquisition costs, net of gains	0	45	(8)	(565)
Derivative gain	0	829	0	3,006
Loss on extinguishment of debt	0	(77)	(1,803)	(109)
Loss on legal settlement	(600)	0	(600)	0
Loss on disposal of assets	(7)	0	(7)	(10)
Other expense	(251)	(321)	(888)	(306)
Total other expense, net	(4,343)	(3,047)	(14,086)	(10,335)
Loss from Continuing Operations
Before Income Taxes	(4,335)	(3,343)	(12,763)	(11,966)
Income tax expense	(367)	(118)	(132)	(142)
Loss from Continuing Operations	(4,702)	(3,461)	(12,895)	(12,108)
(Loss) Income from Discontinued Operations, net of tax	(838)	206	(1,510)	(1,255)
Net Loss	(5,540)	(3,255)	(14,405)	(13,363)
Net Loss Attributable to Noncontrolling Interests	258	168	806	796
Net Loss Attributable to AdCare Health Systems, Inc.	(5,282)	(3,087)	(13,599)	(12,567)
Preferred stock dividend	(646)	(646)	(2,584)	(1,564)
Net Loss Attributable to AdCare Health
Systems, Inc. Common Stockholders	(5,928)	$ (3,733)	$ (16,183)	$ (14,131)

Net (Loss) Income per Common Share attributable to
AdCare Health Systems, Inc. Common Stockholders - Basic:
Continuing Operations	$ (0.28)	$ (0.26)	$ (0.82)	$ (0.86)
Discontinued Operations	$ (0.05)	$ 0.01	$ (0.08)	$ (0.08)
	$ (0.33)	$ (0.25)	$ (0.90)	$ (0.94)

Net (Loss) Income per Common Share attributable to
AdCare Health Systems, Inc. Common Stockholders - Diluted:
Continuing Operations	$ (0.28)	$ (0.26)	$ (0.82)	$ (0.86)
Discontinued Operations	$ (0.05)	$ 0.01	$ (0.08)	$ (0.08)
	$ (0.33)	$ (0.25)	$ (0.90)	$ (0.94)

Weighted Average Common Shares Outstanding:
Basic	18,134	14,962	17,930	15,044
Diluted	18,134	14,962	17,930	15,044

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED EBITDAR FROM CONTINUING OPERATIONS
(Amounts in 000’s)
(Unaudited)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
(Amounts in 000's)	2014	2013	2014	2013
Consolidated Statement of Operations Data:
Net Loss	(5,540)	(3,255)	(14,405)	(13,363)
Impact from Discontinued Operations	839	(206)	1,510	1,255
Loss from continuing operations (Per GAAP)	(4,701)	(3,461)	(12,895)	(12,108)
Add back:
Interest expense, net	3,484	3,522	10,780	12,351
Income tax expense	367	118	132	142
Amortization of stock based compensation	173	360	1,155	1,097
Depreciation and amortization	2,266	2,337	7,300	6,918
Acquisition costs, net of gains	0	(45)	8	565
Loss on extinguishment of debt	0	77	1,803	109
Loss on legal settlement	600	0	600	0
Derivative gain	0	(829)	0	(3,006)
Loss on disposal of assets	7	0	7	10
Audit committee investigation expense	0	102	0	2,386
Reincorporation - Georgia	0	91	0	91
Other expense	251	321	888	306
Salary retirement and continuation costs	(135)	0	2,636	154
Adjusted EBITDA from continuing operations	2,312	2,593	12,414	9,015
Facility rent expense	2,223	1,956	7,080	6,314
Adjusted EBITDAR from continuing operations	$ 4,535	$ 4,549	$ 19,494	$ 15,329